As filed with the Securities and Exchange Commission on February 13, 1998
                                             Registration No. 333-
                                                                  --------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    --------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                 Agritope, Inc.
          -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)

               Delaware                                     93-0820945
-----------------------------------          --------------------------------
(State or other jurisdiction of              (IRS Employer Identification No.)
 incorporation or organization)

 8505 S.W. Creekside Place
 Beaverton, Oregon                                      97008
----------------------------------------          -------------------
(Address of principal executive officer)               (Zip Code)

                        1997 Employee Stock Purchase Plan
                    -----------------------------------------
                            (Full title of the plan)

                             Adolph J. Ferro, Ph.D.
                      Chairman of the Board, President and
                             Chief Executive Officer
                                 Agritope, Inc.
                            8505 S.W Creekside Place
                             Beaverton, Oregon 97008
                                 (503) 641-6115
          -------------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                   Copies to:
                                 Carol Dey Hibbs
                                 Tonkon Torp LLP
                               1600 Pioneer Tower
                              888 S.W. Fifth Avenue
                             Portland, Oregon 97204
                                 (503) 802-2016


                         CALCULATION OF REGISTRATION FEE

===================== ======================= ====================== ======================= ========================

                                                     Proposed             Proposed
      Title of                                       Maximum               Maximum
     Securities               Amount                Offering              Aggregate                  Amount of
       to be                  to be                 Price Per             Offering                 Registration
     Registered              Registered              Share(1)             Price (1)                    Fee

--------------------- ----------------------- ---------------------- ----------------------- ------------------------
       Common
     Stock, par
     value $.01
     per share,              250,000                $4.2234375            $1,055,859                 $311.48
     including                shares
     associated
      preferred
       stock
      purchase
       rights
===================== ======================= ====================== ======================= ========================

(1) Calculated pursuant to Rule 457(c) and 457(h)(1) for purposes of computing the registration fee, based on 85 percent (the Maximum Purchase Price under the 1997 Employee Stock Purchase Plan) of $4.96875 (the average of the high and low sales prices of the Common Stock on February 10, 1998, as reported by The Nasdaq
Stock Market).

                                  PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

          The following documents filed by Agritope, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this registration statement:

          (a) The description of the Company's Common Stock, par value $.01 per share, including associated preferred stock purchase rights (the "Common Stock"), set forth in the Company's Registration Statement on Form S-1, as declared effective on December 24, 1997 (Registration No. 333-34597).

          All documents filed by the Company subsequent to the document listed above pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.


Item 4.   Description of Securities.

          Not applicable.


Item 5.   Interests of Named Experts and Counsel.

          None.

Item 6.   Indemnification of Directors and Officers.

          Under the Delaware General Corporation Law ("DGCL"), the Company's Certificate of Incorporation, as amended (the "Certificate"), and the Company's Bylaws, the Company has broad powers to indemnify directors and officers against liabilities that they may incur in such capacities.

          Pursuant to Section 102(b)(7) of the DGCL, Article 8 of the Certificate of the Company contains the following provision relating to the personal liability of the Company's directors:

           The Board of Directors of the Corporation may provide, pursuant to bylaws or other actions or agreements, that the Corporation shall indemnify to the fullest extent permitted by the Delaware General Corporations Law, as in effect at the time of the determination, any person who is made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (including any action, suit or proceeding by or in the right of the Corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or any of its subsidiaries, or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974, as amended, with respect to any employee benefit plan of the Corporation or any of its subsidiaries, or serves or served at the request of the Corporation, or any of its subsidiaries, as a director, officer, employee or agent, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or enterprise. The rights of indemnification provided in this Article 8 shall be in addition to any rights to which any such person may otherwise be entitled under any future amendment to this Certificate of Incorporation or under any bylaw, agreements, statute, policy of insurance, vote of stockholders or Board of Directors, or otherwise, which exists at or subsequent to the time such person incurs or becomes subject to such liability and expense.

           Pursuant  to DGCL  Section  145  and  Article  8 of the  Certificate,
Article 8 of the Company's Bylaws provides:

           Section 1.  Directors and Officers.
                       -----------------------

           (a)  Indemnity  in  Third-Party  Proceedings.  To the fullest  extent
                ---------------------------------------
     permitted  by law,  the  Corporation  shall  indemnify  its  directors  and officers in accordance with the provisions of this Section 1(a) if the director or officer was or is a party to, or is threatened to be made a party to, any proceeding (other than a proceeding by or in the right of the Corporation to procure a judgment in its favor), against all expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred by the director or officer in connection with such proceeding if the director or officer acted in good faith and in a manner the director or officer reasonably believed was in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, the director or officer, in addition, had no reasonable cause to believe that the director's or officer's conduct was unlawful; provided, however,
                                                             --------   -------
     that the director or officer shall not be entitled to indemnification under this Section 1(a): (i) in connection with any proceeding charging improper personal benefit to the director or officer in which the director or officer is adjudged liable on the basis that personal benefit was improperly received by the director or officer unless and only to the extent that the court conducting such proceeding or any other court of competent jurisdiction determines upon application that, despite the adjudication of liability, the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances of the case, or (ii) in connection with any proceeding (or part thereof)
     initiated by such person or any proceeding by such person against the Corporation or its directors, officers, employees or other agents unless
     (A)  the   Corporation   is   expressly   required   by  law  to  make  the
     indemnification, (B) the proceeding was authorized by the Board of directors or (C) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the General Corporation Law.

           (b) Indemnity in Proceedings  by or in the Right of the  Corporation.
               ----------------------------------------------------------------
     To the fullest extent permitted by law, the Corporation shall indemnify its directors and officers in accordance with the provisions of this Section 1(b) if the director or officer was or is a party to, or is threatened to be made a party to, any proceeding by or in the right of the Corporation to procure a judgment in its favor, against all expenses actually and reasonably incurred by the director or officer in connection with the defense or settlement of such proceeding if the director or officer acted in good faith and in a manner the director or officer reasonably believed was in or not opposed to the best interests of the Corporation; provided,
                                                                       --------
     however,   that  the   director  or  officer   shall  not  be  entitled  to
     -------
     indemnification under this Section 1(b): (i) in connection with any proceeding in which the director or officer has been adjudged liable to the Corporation unless and only to the extent that the court conducting such proceeding or any other court of competent jurisdiction determines upon application that, despite the adjudication of liability, the director or officer is fairly and reasonably entitled to indemnification for such expenses in view of all the relevant circumstances of the case, or (ii) in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against the Corporation or its directors, officers, employees or other agents unless (A) the Corporation is expressly required by law to make the indemnification, (B) the proceeding was authorized by the Board of directors or (C) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the General Corporation Law.

           In addition to the indemnification and exculpation provided by the Company's Certificate and Bylaws, the Company has entered into an indemnification agreement with each of its directors and officers. The indemnification agreements provide that no director or officer shall have a monetary liability of any kind in respect of the director's or officer's errors or omissions in serving the Company or any of its subsidiaries, stockholders or related enterprises, so long as such errors are not shown by clear and convincing evidence to have involved: (i) any breach of the duty of loyalty to the such entities; (ii) any act or omission not in good faith or which involved intentional misconduct or a knowing violation of the law; (iii) any transaction from which the director or officer derived an improper personal benefit; (iv) any unlawful corporate distribution as defined in the DGCL; or (v) profits made from the purchase and sale by the director or officer of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended. Furthermore, regardless of the theory of liability asserted and to the fullest extent permitted by law, no director or officer shall have personal liability for (i) punitive, exemplary or consequential damages; (ii) treble or other damages computed based upon any multiple of damages actually and directly proved to have been sustained; (iii) fees of attorneys, accountants, expert witnesses or professional consultants; or (iv) civil fines or penalties of any kind or nature whatsoever.

           The indemnification agreements also require the Company to indemnify any director or officer who is a party to, or is threatened to be made a party to, any proceeding, against all expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred by the director or officer in connection with such proceeding, if the director or officer: (i) acted in good faith and in a manner the director or officer reasonably believed was in or not opposed to the best interests of the Company; and (ii) with respect to any criminal proceeding, the director or officer also had no reasonable cause to believe that his or her conduct was unlawful. In any proceeding charging a director or officer with improper personal benefit to the director or officer, the Company will indemnify the director or officer if the appropriate court determines that the director or officer is fairly and reasonably entitled to indemnification.

           The indemnification agreements also provide indemnity to a director or officer in proceedings brought by or in the right of the Company, as long as the director or officer acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the

Company. If a director or officer is adjudged liable to the Company, he or she will not be indemnified, unless the appropriate court determines that the director or officer is fairly and reasonably entitled to indemnification.

           Notwithstanding the foregoing, the indemnification agreements indemnify each director and officer to the fullest extent permitted by law with respect to any proceeding against all expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred by the director or officer in connection with any proceeding. The forms of indemnification agreements entered into between the Company and its officers and directors have been filed with the Commission and are incorporated by reference to the Company's Registration Statement on Form S-1, as declared effective on December 24, 1997 (Registration No. 33-34597).

           The Company maintains directors' and officers' liability insurance under which the Company's directors and officers are insured against claims for errors, neglect, breach of duty and other matters.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

          The exhibits listed in the Index to Exhibits, which appears on page II-10 herein, are filed as part of this registration statement.

Item 9.   Undertakings.

          A.  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the above-referenced provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beaverton, Oregon, on February 5, 1998.

                                   AGRITOPE, INC.


                                   By /s/ Adolph J. Ferro
                                      ---------------------
                                      Adolph J. Ferro
                                      Chairman of the Board, President
                                      and Chief Executive Officer


                             POWER OF ATTORNEY

             KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Adolph J. Ferro and Gilbert N. Miller, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution for him or her in any and all capacities, to sign any and all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney and agent full power and authority to do any and all acts and things necessary or advisable in connection with such matters, and hereby ratifying and confirming all that each attorney and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

             Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date(s) indicated:

Principal Executive Officer:                 Date:



/s/ Adolph J. Ferro                          February 5, 1998
---------------------------------------
Adolph J. Ferro
Chairman of the Board President,
and Chief Executive Officer

Principal Financial Officer:



/s/ Gilbert N. Miller                           February 5, 1998
------------------------------
Gilbert N. Miller
Executive Vice President,
Chief Financial Officer
and Secretary

Directors:



/s/ Adolph J. Ferro                             February 5, 1998
--------------------------
Adolph J. Ferro

/s/ Gilbert N. Miller                           February 5, 1998
--------------------------
Gilbert N. Miller

/s/ W. Charles Armstrong                        February 6, 1998
--------------------------
W. Charles Armstrong

--------------------------                      ----------, 1998
Nancy L. Buc

--------------------------                      ----------, 1998
Michel de Beaumont

--------------------------                      ----------, 1998
Pierre Lefebvre

/s/ Roger L. Pringle                            February 4, 1998
--------------------------
Roger L. Pringle

                             INDEX TO EXHIBITS


Exhibit Number               Exhibit                         Page
--------------               -------                         ----

4.1          Certificate of Incorporation, as amended(1)

4.2          Bylaws(1)

4.3          Forms of Indemnification Agreements(1)

5.1          Opinion of Tonkon Torp LLP                      II-12

23.1         Consent of Price Waterhouse LLP,                II-13
             Independent Auditors

23.2         Consent of Tonkon Torp LLP                      II-12
             (included in Exhibit 5.1)

24           Power of Attorney (See Page II-9)               II-9

99           1997 Employee Stock Purchase Plan               II-14

Other exhibits listed in Item 601 of Regulation S-K are not applicable.




        (1) Incorporated by reference to the Company's Registration Statement on Form S-1, as declared effective on December 24, 1997 (Registration No. 333-34597).